Exhibit 10.2
Accession Letter

To: ING Bank N.V., London Branch as Agent
From: Ferguson Enterprises Inc. (the New Parent) and Ferguson (Jersey) Limited (formerly known as Ferguson plc) (the Parent)
Dated: 1 August 2024
Ferguson - US $1,350,000,000 Facility Agreement
originally dated 10 March 2020 (as amended and/or amended and restated from time to time) (the Facility Agreement)

1.    We refer to the Facility Agreement. This is an Accession Letter. Terms defined in the Facility Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.
2.    The New Parent agrees to become an Additional Borrower and Additional Guarantor and to be bound by the terms of the Facility Agreement as an Additional Borrower and Additional Guarantor pursuant to Clause 23.2 (Additional Borrowers) and Clause 23.3 (Additional Guarantors) of the Facility Agreement. The New Parent is a company duly incorporated under the laws of Delaware, United States.
3.    The Parent further designates the New Parent as a "New Holding Company" for the purposes of the Facility Agreement.
4.    The Parent hereby confirms that no Default is continuing or would occur as a result of the New Parent becoming an Additional Borrower.
5.    The New Parent’s administrative details are as follows:
Address: 751 Lakefront Commons, Newport News, Virginia 23606
Email: corporate.secretary@ferguson.com
Attention: Corporate Secretary
6.    This Accession Letter and any non-contractual obligations arising out of, or in connection with, it are governed by English law.
[Signature Page Follows]

New Parent
FERGUSON ENTERPRISES INC.

By: /s/ Shaun McElhannon
Name: Shaun McElhannon
Title: Treasurer

Parent

FERGUSON (JERSEY) LIMITED

By: /s/ Shaun McElhannon
Name: Shaun McElhannon
Title: Authorized Signatory